Exhibit 3.42

BY-LAWS

ARTICLE I.

NAME AND LOCATION

Section 1: The name of this corporation shall be:

VANSANT COAL CORPORATION

Section 2: Its principal office shall be located at

Grundy, Buchanan County, Virginia.

ARTICLE II.

CAPITAL STOCK

Section 1: The amount of the capital stock shall be: Minimum $300.00, maximum $100,000.00. Said stock shall be divided into shares of the par value of $100.00 per share.

Section 2: All certificates of stock shall be signed by the President and the Secretary, and shall be sealed with the corporate seal.

Section 3: Treasury stock shall be held by the corporation subject to the disposal of the Board of Directors, and shall neither vote nor participate in dividends.

Section 4. The corporation shall have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

Section 5. Transfers of stock shall be made only on the books of the corporation; and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.

Section 6. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked “Duplicate” upon its face.

ARTICLE III

STOCKHOLDERS

Section 1. Annual meetings of the stockholders shall be held on the Third Thursday in September in each year at the principal office of the corporation.

Provided, however, that whenever such day shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At such meeting the stockholders shall elect directors to serve until their successors shall be elected and qualified. The directors so elected shall assume the duties of their office as of the beginning of business on the first day of the next succeeding month.

Section 2. A special meeting of the stockholders, to be held at anytime or any place in the State of Virginia, may be called at any time by the President, Secretary, or by the directors; or by stockholder or stockholders holding a total of 25% or more of the total capital stock issued and outstanding.

Section 3. Notice of the time and place of all annual and special meetings shall be mailed by the Secretary to each stockholder at least ten days before the date thereof, and the mailing of such notice in any United States postoffice by said secretary at least ten days before the date fixed for the meeting shall be deemed proper notice whether received by the Stockholder or not.

Section 4. The President shall preside at all such meetings, but if not present an elected chairman shall preside.

Section 5. Every stockholder shall have the right to vote, in person or by proxy, for the number of shares of stock owned by him, for as many persons as there are directors or managers to be elected.

Section 6. A quorum for the transaction of business at any such meeting shall consist of a number of members representing a majority of the shares of stock issued and outstanding; but the stockholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

Section 7. The stockholders shall have power, by a majority vote at any such meeting, to remove any director or officer from office.

ARTICLE IV.

DIRECTORS

Section 1. The business and property of the corporation shall be managed by a board of three directors, who shall be elected by the stockholders. To be qualified as such, a director need not be a stockholder of this corporation. Whether the directors for their services in holding meetings, whether annual or special, shall receive any compensation and if so the amount thereof, shall be decided by the Board of Directors at each meeting. Unless specifically allowed at any meeting or at the next succeeding meeting, no compensation shall be paid directors. In addition to their services at such meetings, the Board of Directors at any regular or special meeting, may pay the expenses of travel of the directors to and from the place of meeting; or may pay for such travel on a mileage basis. The compensation allowed directors for their services at any meeting shall be equal.

Section 2. The Regular annual meetings of the directors shall be held at the offices of Aughenbaugh Coal Company, Inc, in Clearfield, Pennsylvania, on the first day of the succeeding month after they are elected. In cases where the time so fixed for regular meetings shall fall on a legal holiday, such meeting shall be held on the next succeeding business day.

Section 3. Special meetings of the Board of Directors may be called by the President, Secretary, or by any member of the Board of Directors, to be held at any time or place. By unanimous consent of the directors any meeting, whether annual or special, may be held without notice at anytime and place.

Section 4. Written notice of all meetings of directors, whether regular or special, except where such meetings are attended by all the directors, shall be mailed to each director by the secretary of this corporation at least three days previous to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof, and the mailing of such notice in any United States Post Office by the secretary at least three days before the date fixed for the meeting shall be deemed proper notice whether received by the directors or not.

Section 5. A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the members of the board; but a majority of those present at any regular or special meeting shall have power to adjourn the meeting to a future time.

Section 6. The directors shall elect all the officers of the corporation, and fix their salaries; such election to be held at the directors’ meeting. An officer may be removed at any time by a majority vote of the full board of directors.

Section 7. Vacancies in the board of directors may be filled by the remaining directors at any regular or special directors’ meeting.

ARTICLE V.

OFFICERS

Section 1. The officers of this corporation shall be a President, Secretary, Assistant Secretary and a Treasurer, and such other officers as in the judgment of the Board of Directors shall be necessary to transact the business of the company, said officers to be elected by the Board of Directors for a term of one year, and shall hold office until their successors are duly elected and qualified. It shall not be necessary for any officer of the company to be a stockholder.

Section 2. The President if present shall preside at all directors’ and stockholders’ meetings; shall have general supervision over the affairs of the corporation and over the other officers; shall sign all stock certificates and written contracts and deeds of the corporation, unless otherwise provided by Board of Directors in each special instance; and shall perform all such other duties as are incident to his office. The President shall sign all checks of the corporation; shall in his office have charge of the books of account of the corporation and all vouchers, receipts, and other records belonging to the corporation.

Section 3. The Secretary shall issue notices of all directors’ and stockholders’ meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal, shall attest with his signature and impress with the corporate seal, all stock certificates and written contracts of the corporation; unless otherwise provided by the Board of Directors in each specific instance and shall perform all such other duties as are incident to his office.

ARTICLE VI

DIVIDENDS AND FINANCE

Section 1. Dividends, to be paid out of the surplus earnings of the corporation, may be declared from time to time by resolution of the Board of Directors; but no dividend shall be paid that will impair the capital of the corporation, except liquidating dividends.

Section 2. The funds of the corporation shall be deposited in such bank or trust company as the President shall designate, and shall be withdrawn only upon the check or order of the President.

ARTICLE VII

AMENDMENTS

Section 1. Amendments to these by-laws may be made by a vote of the stockholders representing a majority of the stock issued and outstanding at any annual meeting of the stockholders or at any special meeting, when the notice has provided for same.

ARTICLE VIII

MISCELLANEOUS

Section 1. The seal of the corporation shall be circular in form, with the words: “VANSANT COAL CORPORATION, GRUNDY, VA.” around the outer edge thereof, and the words and figures: “INCORPORATED, 1954, VIRGINIA” in the inner circle thereof, an impression of the seal being made on the margin hereof as follows:

Section 2. The fiscal business year of the corporation shall begin on such day as the directors may hereafter prescribe.

Section 3. The certificates of stock in this corporation shall be on the form bound in this record book at the end of these by-laws, and authenticated by the signatures of the President and Secretary of this corporation, with the seal of the corporation attached.

Witness the hands of the Chairman of this corporation, who is also the President of this corporation, and of the Secretary of this corporation, on this 29 day of June, 1954.